                                                                    EXHIBIT 3.2


                               ARTICLES OF MERGER

                                       OF

                      INTERNATIONAL FOREST INDUSTRIES, INC.

                                       AND

                         FLOUR CITY INTERNATIONAL, INC.


To the Secretary of State
State of Nevada

        Pursuant to the provisions of Chapter 78, Nevada Revised Statues, the constituent domestic corporations herein named do hereby submit the following Articles of Merger.

        1. Annexed hereto and made a part hereof is the Plan of Merger for merging Flour City International, Inc. ("FCI"), a business corporation organized and existing under the laws of the State of Nevada, with and into International Forest Industries, Inc. ("IFI"), a business corporation organized and existing under the laws of the State of Nevada. The said Plan of Merger has been adopted by the Board of Directors of FCI and by the Board of Directors of IFI.

        2. The said Plan of Merger was submitted to the stockholders of IFI by its Board of Directors pursuant to the provisions of Chapter 78, Nevada Revised Statutes, and the manner of approval thereof by said stockholders was as follows:

               (i) The designation, the number of outstanding shares, and the number of votes entitled to be cast by each class entitled to vote on the said Plan of Merger are as follows:

                    (a)       Designation of class: Common;

                    (b)       Number of outstanding shares of class: 25,360,000;
                              and

                    (c)       Number of votes of class entitled to be cast:
                              25,360,000.

               (ii) The total number of votes cast for and against the merger herein provided for by each class entitled to vote on the said Plan of Merger is as follows:

                    (a)       Designation of class: Common;

                    (b)       Number of votes of class cast for Plan of Merger:
                              22,461,747; and



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                    (c)       Number of votes of class cast against Plan of
                              Merger: -0-.

               (iii) The total number of undisputed votes cast for the merger herein provided for by each class entitled to vote on the said Plan of Merger is as follows:

                    (a)       Designation of class: Common;

                    (b)       Undisputed votes of class cast for Plan of Merger:
                              22,461,747.

               (iv) The said number of votes cast for the said Plan of Merger was sufficient for the approval thereof by the said class.

        3. The said Plan of Merger was approved by the unanimous consent of the stockholders of FCI pursuant to the provisions of Chapter 78, Nevada Revised Statutes.

        4. When the merger herein provided for becomes effective, Articles I, III, IV, VI, VIII, X and XIII of the Articles of Incorporation of IFI are amended pursuant to the annexed Plan of Merger to read as follows:

                                    ARTICLE I

         NAME. The name of the corporation is Flour City International, Inc.

                                   ARTICLE III

        PURPOSE. The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Business Corporation Act other than the banking business or the trust company business.

                                   ARTICLE IV

        CAPITALIZATION. A. Number and Par Value of Shares. The Corporation is authorized to issue fifty million (50,000,000) shares of common stock with a par value of one hundredth of a cent ($.0001 ) per share. All of the shares of common stock shall be of the same class, without preference or distinction. The Corporation is authorized to issue five million (5,000,000) shares of preferred stock with a par value of one hundredth of a cent ($.0001 ) per share.

        B. Preferred Stock. The preferred stock may be issued in one or more series. The Board of Directors is authorized to fix the number of any such series of preferred shares, and to determine the designation of any such series. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly and issued series of preferred shares, and within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

        C. Assessment of Shares. The capital stock of the Corporation, after the amount of the consideration for the issuance of shares, as determined by the Board of Directors, has been paid, is not subject to assessment to pay the debts of the Corporation and no stock issued as fully paid may ever be assessed, and the Articles of Incorporation cannot be amended in this respect.

        D. Cumulative Voting. Cumulative voting by any shareholder is denied.


                                   ARTICLE VI

        BYLAWS. Provisions for the regulation of the internal affairs of the corporation shall be set forth in the Bylaws. Bylaws may be adopted, amended or repealed by the Board of Directors.


                                  ARTICLE VIII

        REGISTERED OFFICE AND RESIDENT AGENT. The address of the Corporation's registered office is 502 East John Street, Carson City, Nevada 89706. The name of the resident agent is CSC Services of Nevada, Inc. The address of the resident agent is 502 East John Street, Carson City, Nevada 89706.


                                    ARTICLE X

        AMENDMENT TO ARTICLES OF INCORPORATION. These Articles of Incorporation may be amended only in accordance with Nevada Revised Statute 78.390.


                                  ARTICLE XIII

        DIRECTORS' AND OFFICERS' LIABILITY. The corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation or any predecessor of the corporation or serves or served any other enterprise as a director or officer at the request of the corporation or any predecessor of the corporation. No amendment or repeal of this Article XIII applies to or has any affect on the liability or alleged liability of any director or officer of this corporation for or with respect to any acts or omissions of the director or officer occurring prior to the amendment or repeal, except as otherwise required by law.

        5. The merger herein provided for shall become effective in the State of Nevada on the date these Articles of Merger are Filed with the Secretary of State.

INTERNATIONAL FOREST INDUSTRIES, INC.

/s/ ANDREW W. BERNEY                              Dated: April 30, 1997
------------------------------------
President

/s/ BRUCE BARTON                                  Dated: April 30, 1997
------------------------------------
Secretary


FLOUR CITY INTERNATIONAL, INC.

               [SIG]                              Dated: April 30, 1997
------------------------------------
President

               [SIG]                              Dated: April 30, 1997
------------------------------------
Assistant Secretary


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STATE OF NEVADA    )
                   ) SS.:
COUNTY OF CLARK    )


On April 30, 1997, personally appeared before me, a Notary Public in and for the State and County aforesaid, Andrew W. Berney, and Bruce Barton, President and Secretary of International Forest Industries, Inc., personally known to me, or demonstrated to me on the basis of satisfactory evidence, to be the persons whose names are subscribed to the above instrument in the said capacities, who acknowledged that they executed the said instrument.


                                           /s/ [SIG]
                                           ------------------------------
                                            Notary Public


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STATE OF TENNESSEE   )
                     ) SS.:
COUNTY OF WASHINGTON )


On April 30, 1997, personally appeared before me, a Notary Public in and for the State and County aforesaid, Mike Russo, and Bryan R. Willis,
President and Assistant Secretary of Flour City International, Inc., personally known to me, or demonstrated to me on the basis of satisfactory evidence, to be the persons whose names are subscribed to the above instrument in the said capacities, who acknowledged that they executed the said instrument.



                                            /s/ [SIG]
                                           ------------------------------
                                            Notary Public

                                    EXHIBIT A

                                 PLAN OF MERGER


        Plan of Merger (the "Plan") entered into on April ___, 1997 by and between International Forest Industries, Inc., a Nevada corporation ("IFI"), and Flour City International, Inc., a Nevada corporation ("FCI").

        The respective boards of directors of IFI and FCI have approved the merger (the "Merger") of IFI and FCI upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger (the "Agreement of Merger") entered into on April ___, 1997 by and among FCI and IFI.

        Now, therefore, IFI and FCI hereby agree as follows:

                                    ARTICLE 1
                                     MERGER

        At the Effective Time (as hereinafter defined), FCI shall merge with and into IFI, with IFI to be the corporation surviving the Merger (the "Surviving Corporation").

                                    ARTICLE 2
                                 EFFECTIVE DATE

        The Merger shall become effective at the time (the "Effective Time") FCI and IFI shall file an executed counterpart of this Agreement, together with Articles of Merger and all requisite accompanying certificates, with the Secretary of State of the State of Nevada. At the Effective Time, the separate existence of FCI shall cease and the effect of the Merger shall in all other respects be as provided herein. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of FCI or IFI in order to carry out and effectuate the transactions contemplated by this Plan.

                                    ARTICLE 3
                    ARTICLES, BY-LAWS AND BOARD OF DIRECTORS

        3.1 Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation when the Merger becomes effective shall be the Articles of Incorporation of said Surviving Corporation, except that Articles I, III, IV, VI, VIII, X and XIII thereof, relating to the name of the corporation, the purposes of the corporation, the capitalization of the corporation, the bylaws of the corporation, the registered office and agent of the corporation, amendment of the Articles of Incorporation of the corporation and indemnification of directors and officers of the corporation, are hereby amended and changed so as to read as follows when the merger becomes effective:

                                    ARTICLE I

        NAME.  The name of the corporation is Flour City International, Inc.

                                   ARTICLE III

        PURPOSE. The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Business Corporation Act other than the banking business or the trust company business.

                                   ARTICLE IV

        CAPITALIZATION. A. Number and Par Value of Shares. The Corporation is authorized to issue fifty million (50,000,000) shares of common stock with a par value of one hundredth of a cent ($.0001 ) per share. All of the shares of common stock shall be of the same class, without preference or distinction. The Corporation is authorized to issue five million (5,000,000) shares of preferred stock with a par value of one hundredth of a cent ($.0001 ) per share.

        B. Preferred Stock. The preferred stock may be issued in one or more series. The Board of Directors is authorized to fix the number of any such series of preferred shares, and to determine the designation of any such series. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly and issued series of preferred shares, and within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

        C. Assessment of Shares. The capital stock of the Corporation, after the amount of the consideration for the issuance of shares, as determined by the Board of Directors, has been paid, is not subject to assessment to pay the debts of the Corporation and no stock issued as fully paid may ever be assessed, and the Articles of Incorporation cannot be amended in this respect.

        D. Cumulative Voting. Cumulative voting by any shareholder is denied.

                                   ARTICLE VI

        BYLAWS. Provisions for the regulation of the internal affairs of the corporation shall be set forth in the Bylaws. Bylaws may be adopted, amended or repealed by the Board of Directors.

                                  ARTICLE VIII

        REGISTERED OFFICE AND RESIDENT AGENT. The address of the Corporation's registered office is 502 East John Street, Carson City, Nevada 89706. The name of the resident agent is CSC Services of Nevada, Inc. The address of the resident agent is 502 East John Street, Carson City, Nevada 89706.

                                    ARTICLE X

        AMENDMENT TO ARTICLES OF INCORPORATION. These Articles of Incorporation may be amended only in accordance with Nevada Revised Statute 78.390.

                                  ARTICLE XIII

        DIRECTORS' AND OFFICERS' LIABILITY. The corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation or any predecessor of the corporation or serves or served any other enterprise as a director or officer at the request of the corporation or any predecessor of the corporation. No amendment or repeal of this Article XIII applies to or has any affect on the liability or alleged liability of any director or officer of this corporation for or with respect to any acts or omissions of the director or officer occurring prior to the amendment or repeal, except as otherwise required by law.


        3.2 By-Laws. The By-Laws of FCI as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until further amended in accordance with the provisions thereof and of the Articles of Incorporation of the Surviving Corporation.

        3.3    Directors and Officers.

               (a) The Board of Directors of the Surviving Corporation from and after the Effective Time shall consist of the persons who are members of the Board of Directors of FCI as of the Effective Time. Such directors shall serve until their resignation, removal or failure to be reelected and until their respective successors are duly elected or appointed and qualified in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation.

               (b) The persons who are officers of FCI as of the Effective Time shall continue in the same capacity as officers of the Surviving Corporation until the Board of Directors of the Surviving Corporation shall otherwise determine. Other persons may be elected or appointed to other offices from time to time in accordance with the By-Laws of the Surviving Corporation.

                                    ARTICLE 4
                              CONVERSION OF SHARES

        4.1 Conversion of Capital Stock of the Company. At and as of the Effective Time, each outstanding share of common stock of FCI ("FCI Common Stock") shall be converted into

2.7980667 shares of common stock, $.0001 par value of IFI ("IFI Common Stock") . No share of FCI Common Stock shall be deemed to be outstanding or to have any rights after the Effective Time other than the right to receive the foregoing payment of IFI Common Stock.

        4.2 No Fractional Shares. No Fractional share of IFI Common Stock shall be issued.

                                    ARTICLE 5
                                   TERMINATION

        This Agreement may be terminated at any time prior to the Effective Time (whether before or after shareholder approval) by the mutual written agreement of FCI and IFI. This Agreement shall automatically be void and of no further force and effect if, prior to the Effective Time, the Agreement of Merger is terminated in accordance with the terms thereof.

                                    ARTICLE 6
                                  CHOICE OF LAW

        The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of Nevada.

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers all as of the day and year first above written.




                                    INTERNATIONAL FOREST INDUSTRIES, INC.


                                    By:    _____________________________
                                    Name:  _____________________________
                                    Title: _____________________________



                                    FLOUR CITY INTERNATIONAL, INC.

                                    By:    _____________________________
                                    Name:  _____________________________
                                    Title: _____________________________


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